                                  SCHEDULE 14C
                                 (RULE 14C-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    Check the appropriate box:
    /X/  Preliminary Information Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
    / /  Definitive Information Statement

                                  TECHNOR INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                          TECHNOR INTERNATIONAL, INC.
                               SOFIELUNDSVAGEN 4
                          S-191 47 SOLLENTUNA, SWEDEN

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

    This Information Statement of Technor International, Inc., a Nevada corporation (the "Company"), is being furnished in connection with the taking of certain actions by the holders of the majority of the outstanding eligible votes of the capital stock of the Company. The Information Statement is being mailed on or about September 10, 1999, to holders of record on August 26, 1999 (the "Record Date"), of shares of the Common Stock, par value $.001 per share (the "Common Stock") of the Company.

    The Company's capital structure consists of 22,000,000 authorized shares of Common Stock, of which 7,440,000 shares were issued and outstanding as of August 26, 1999 and 3,000,000 shares of Preferred Stock, none of which is outstanding. The Company has an obligation to issue an additional 750,000 shares of Common Stock pursuant to its agreements with Novel Electronic Systems & Technologies in connection with the acquisition of the CellPoint technology and with Matrix Vehicle Tracking (Pty) Ltd. in connection with a cooperation agreement.

    The following persons or entities (the "Majority Stockholders") own an aggregate of 3,975,500 shares, and accordingly, have the ability to exercise 3,975,500 votes, or 53.4% of all eligible votes, as of the Record Date:

Peter Henricsson................................................................  1,500,000 shares
Lynn Duplessis..................................................................    500,000 shares
Novel Electronic Systems & Technologies.........................................  1,950,000 shares
Mats Jonnerhag..................................................................      6,000 shares
Borsinsikt AB...................................................................     16,500 shares
Aktienytt Nu AB.................................................................      3,000 shares
                                                                                  ----------------
      Total.....................................................................  3,975,500 shares
                                                                                  ----------------
                                                                                  ----------------

    Peter Henricsson is President and Chief Executive Officer and a director of the Company, Lynn Duplessis is Executive Vice President and a Director of the Company and Mats Jonnerhag is a director of the Company. Mr. Jonnerhag is also the majority stockholder of Borsinsikt AB.

    The Majority Stockholders have the ability to, and intend to, approve the following proposal described in this Information Statement on September 30, 1999 (the "Consent Date"):

    1. An amendment to Article I of the Articles of Incorporation of the Company to change the name of the Company to "CellPoint Inc.".

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

    The Company's capital structure consists of 22,000,000 authorized shares of Common Stock, of which 7,440,000 shares were issued and outstanding as of August 26, 1999 and 3,000,000 shares of Preferred Stock, none of which is outstanding. The Company has an obligation to issue an additional 750,000 shares of Common Stock pursuant to its agreements with Novel Electronic Systems & Technologies in connection with the acquisition of the CellPoint technology and with Matrix Vehicle Tracking (Pty) Ltd. in connection with a cooperation agreement. The Company believes there are approximately 600 beneficial owners of its Common Stock. Each share of Common Stock is entitled to one vote per share.

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 26, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's officers and directors; and (iii) all officers and directors as a group.

NAME AND ADDRESS OF BENEFICIAL OWNERS                            SHARES OF COMMON STOCK     PERCENT OF COMMON STOCK
AND DIRECTORS AND OFFICERS                                         BENEFICIALLY OWNED         BENEFICIALLY OWNED
---------------------------------------------------------------  -----------------------  ---------------------------

5% BENEFICIAL OWNERS

Novel Electronic Systems & Technologies                                  1,950,000(a)                   26.2%
c/o Bank Ippa & Associates.....................................
15 Boulevard de la Foire
L-1528 Luxembourg

Novel Electronic Systems & Technologies........................            500,000(b)                    5.8%
5 Duke of Edinburgh Ave
Port Louis, Mauritius

DIRECTORS AND EXECUTIVE OFFICERS

Lynn Duplessis.................................................          2,150,000(c)                   28.3%
Saatrangsvagen 88
S-182 37
Danderyd, Sweden

Peter Henricsson...............................................          2,150,000(d)                   28.3%
Saatrangsvagen 88
S-182 37
Danderyd, Sweden

Mats Jonnerhag.................................................             25,390(e)                      *
Borslnsikt AB
Box 6044
S-192 06 Sollentuna
Sweden

Bengt Nordstrom................................................             35,000(f)                      *
Northstream AB
Sjoangsvagen 7
S-19172 Sollentuna
Sweden

Guy Redford....................................................             75,000(g)                      *
P.O. Box 1995
Rivonia, 2128
South Africa

Albert van Urk.................................................             75,000(h)                      *
at 20 Van Rooy Street
Potchefstroom
South Africa

NAME AND ADDRESS OF BENEFICIAL OWNERS                            SHARES OF COMMON STOCK     PERCENT OF COMMON STOCK
AND DIRECTORS AND OFFICERS                                         BENEFICIALLY OWNED         BENEFICIALLY OWNED
---------------------------------------------------------------  -----------------------  ---------------------------
Kjell Wallman..................................................             12,500(i)                      *
Brahegatan 39
S-114 37 Stockholm
Sweden

Hadar Cars.....................................................                -0-(j)                    -0-
Vitsippsvagen 3
122 36 Saltsjobaden
Sweden

Bjorn Waltre...................................................                -0-(k)                    -0-
Kassmans vag 8
S-182 38 Danderyd
Sweden

Officers and Directors as a Group..............................          2,372,890                      30.5%
(9 persons)

------------------------

*   Less than 1%.

(a) Nominee for Novel Electronics Systems & Technologies.

(b) The Company has an obligation to issue 500,000 shares pursuant to the Company's agreement with Novel Electronic Systems & Technologies, in connection with the Company's acquisition of the CellPoint technology.

(c) Includes: (1) options to acquire 75,000 shares, all of which are currently exercisable, (2) 1,500,000 shares owned by Peter Henricsson, Ms. Duplessis' husband, and (3) options to acquire 75,000 shares issued to Mr. Henricsson, all of which are currently exercisable.

(d) Includes: (1) options to acquire 75,000 shares, all of which are currently exercisable, (2) 500,000 shares owned by Lynn Duplessis, Mr. Henricsson's wife; and (3) options to acquire 75,000 shares issued to Ms. Duplessis, all of which are currently exercisable.

(e) Includes (1)16,500 shares held by BorsInsikt AB, of which Mr. Jonnerhag is a 66% stockholder (beneficially owning 10,890 shares), and (2) options to acquire 25,000 shares, of which 8,500 are currently exercisable.

(f) Mr. Nordstrom has options to acquire 50,000 shares, of which 35,000 are currently exercisable.

(g) Mr. Redford has options to acquire 75,000 shares, all of which are currently exercisable.

(h) Mr. van Urk has options to acquire 75,000 shares, all of which are currently exercisable.

(i) Mr. Wallman has options to acquire 25,000 shares, of which 12,500 options are currently exercisable.

(j) Mr. Cars has options to acquire 100,000 shares, none of which is currently exercisable.

(k) Mr. Waltre has options to acquire 25,000 shares, none of which is currently exercisable.

STOCK INCENTIVE PLAN

    The Board of Directors of the Company has adopted a stock incentive plan (the "Plan"). Pursuant to the provisions of the Plan, 1,000,000 shares of the Company's Common Stock are reserved for issuance upon exercise of options. The Plan is designed to retain qualified and competent officers, employees, and directors of the Company.

    The Company's Board of Directors, or a committee thereof, shall administer the Plan and is authorized, in its sole and absolute discretion, to grant options thereunder to all eligible employees of the Company, including officers and directors (whether or not employees) of the Company. Options will be granted pursuant to the provisions of the Plan on such terms and at such prices as determined by the Company's Board of Directors. The exercise price will not be lower than the closing price on the date the options are issued, or if such prices are not available, at the fair market value as determined by the Board of Directors. Options granted under the Plan will be exercisable after the period specified in the option agreement. Options granted under the Plan will not be exercisable after the expiration of ten years from the date of grant. The Plan will also authorize the Company to make loans to optionees to enable them to exercise their options. At present, 750,000 options have been granted and none have been exercised.

              OPTION/SAR GRANTS IN FISCAL YEAR ENDED JUNE 30, 1998

                                                                  INDIVIDUAL GRANTS
                                 ------------------------------------------------------------------------------------
                                  NUMBER OF SECURITIES        PERCENT OF TOTAL
                                       UNDERLYING               OPTIONS/SARS
                                      OPTIONS/SARS                 GRANTED            EXERCISE OR
                                       (1) GRANTED              TO EMPLOYEES          BASE PRICE       EXPIRATION
NAME                                       (#)                 IN FISCAL YEAR           ($/SH)            DATE
-------------------------------  -----------------------  -------------------------  -------------  -----------------

Peter Henricsson...............          75,000/0(2)                   11.5%           $    2.75       March 25, 2008
  President and
  Chief Executive Officer

------------------------

(1) To date, the Company has issued no SARs.

(2) 25,000 options became exercisable on September 25, 1998, 25,000 options became exercisable on March 25, 1999, and 25,000 options will become exercisable on September 25, 1999.

    No options were granted to Mr. Henricsson during fiscal 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS

    HADAR CARS, 35, recently joined the Company as Managing Director of CellPoint Systems. He has 10 years experience in international telecommunications marketing, sales and general management within the Ericsson Group. He has conducted business globally (in Europe, Asia and Latin America) mainly in the cellular systems business area, and also headed up the fixed network department of Ericsson in Japan. his latest assignment at Ericsson was to establish the department for UMTS (third generation wireless system--successor of GSM) marketing and sales towards new "Greenfield" operators. His knowledge of the industry combined with his business experience, sales skills and drive have translated in to major new business for Ericsson. He is a strong team-leader with the ability to inspire people from different cultural and ethnic backgrounds to work together to achieve common goals.

    Mr. Cars also has experience as an investment analyst with a private equity house in Stockholm. He holds a Master of Science in Mechanical Engineering from the Royal Institute of Technology in Sweden and a Master of Business Administration from INSEAD in France.

    LYNN DUPLESSIS, 39, has been Corporate Vice President and Secretary, Treasurer and director of the Company since its formation. She has 18 years of experience in the information technology field. Ms. Duplessis has been employed by Minerva Technology Inc, Vancouver, British Columbia, (1996), director of industry solutions with The Capstan Group, Vancouver, British Columbia, (1992-1993), and was employed in marketing, management and systems engineering by IBM Canada Ltd., Vancouver, British Columbia and Toronto, Ontario, Canada (1981-1992). She is also a director of CellPoint SA, a wholly-owned subsidiary of the Company, and a director of CellPoint Systems AB. Ms. Duplessis is married to Peter Henricsson, a director and the President of the Company.

    PETER HENRICSSON, 47, has been President, Chief Executive Officer, and director of the Company since its formation. He has over 20 years of experience in executive management, international marketing, venture capital, consulting and financing, with both multinational corporations and emerging companies. Mr. Henricsson has been President of Iform Sverige AB of Sweden, (1996-1997), owner of HIM Inc. (Henricsson International Marketing), Vancouver, British Columbia, (1991-1996), senior vice president with Allied Environmental, Vancouver, British Columbia, (1986-1991), and manager at Atlas Copco MCT AB, Stockholm, Sweden, Hong Kong and Indonesia (1980-1986). He is also a director of CellPoint SA, a wholly-owned subsidiary of the Company, and Chairman of the Board and a director of CellPoint Systems AB. Mr. Henricsson is married to Lynn Duplessis, a director and Secretary and Treasurer of the Company.

    MATS JONNERHAG, 45, was recently elected director of the Company. Mr. Jonnerhag is the founder and majority owner of BorsInsikt AB. He founded BorsInsikt in 1982 and has more than 20 years of experience with the Swedish stock market. BorsInsikt publishes a weekly stock market newsletter. Subsidiary operations include BorsInsikt Broker, which is a brokerage company, and BorsInsikt BorsData AB, which markets analysis software developed in-house and other research products.

    BENGT NORDSTROM, 41, was the Chief Technology Officer and Executive Director of SmarTone Telecommunications Ltd., a cellular network operator in Hong Kong, until January 1999. He is now the President and Senior Partner of Northstream AB of Sweden, a GSM consulting company specializing in data over GSM. Mr. Nordstrom is a member of the Executive Committee of the GSM MoU association which represents the interests of 347 GSM and satellite network operators around the world. He was with SmarTone from 1993 to 1998, and was previously with Comviq GSM AB from 1989-1993 and with Ericsson Telecom AB from 1983-1989.

    GUY REDFORD, 45, has been a director of the Company and of CellPoint Systems AB since June 1998. He is co-founder of Wasp International (Pty) Ltd. of South Africa. He was Managing Director of Wasp since 1993 and was the Managing Director of CellPoint Systems AB of Sweden until June 23, 1999. He is also a director of CellPoint Systems AB and CellPoint SA, wholly-owned subsidiaries of the Company. Wasp developed the CellPoint GSM positioning technology and specialized in wireless application technology products. The Wasp company was acquired by Technor in May, 1999 along with a staff possessing core skills and expertise in GSM communication, electronic design and development and interactive communication technologies.

    MR. ALBERT VAN URK, 32, is co-founder of Wasp International (Pty) Ltd. of South Africa and is a Director of Technor International Inc. and a director and Vice President of Technology for CellPoint Systems AB. He is also a director of CellPoint SA, a wholly-owned subsidiary of the Company. He had been the Director of Research and Development of Wasp International from 1993 to 1999. He led the development of the CellPoint GSM positioning technology and is responsible for all research and development activities for all aspects of the GSM technology. He continues to be the leader in directing enhancements and further development of the technology.

    KJELL WALLMAN, 66, had been a partner with Mannheimer Swartling Advokatbyra since1990 and retired in January 1999. He continues to consult to Mannheimer on corporate law matters. He was also a partner with Carl Swartling Advokatbyra from 1974-1990, and a partner with Weltter & Swartling Advokatbyra from 1968-1974. He is also a member of the Board in a number of other Swedish companies.

    BJORN WALTRE, 53, is the Chief Financial Officer for Technor International Inc. Until 1999 he was partner and senior consultant with the Management Consulting firm Nordic Adviser Group with activities in Sweden, Finland and the Baltics. He was previously Director of Finance and Administration with companies such as with Pleiad Real Estate, Stockholm, with real estate assets in eight countries in Europe as well as with Nordic Investment Bank in Helsinki and Swedish Match in Nyon, Switzerland.

                             EXECUTIVE COMPENSATION

    The following table shows compensation for services rendered to the Company during the fiscal years ended June 30, 1999, 1998 and 1997, respectively, by the Chief Executive Officer. Each executive officer serves under the authority of the Board of Directors. No other executive officer of the Company received cash compensation that exceeded $100,000 during the fiscal years ended June 30, 1999, 1998 and 1997. Therefore, pursuant to Item 402 of Regulation S-B, only compensation for the Chief Executive Officer is included in the table. Directors who are also employees of the Company receive no extra compensation for their service on the Board of Directors of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION               LONG-TERM COMPENSATION
                                                            -------------------------------------------  ------------------------
                                                                                                    AWARDS
                                                                                          --------------------------
                                                                                                         SECURITIES     PAYOUTS
                                                                              OTHER        RESTRICTED    UNDERLYING   -----------
                                                                             ANNUAL           STOCK       OPTIONS/       LTIP
                                      FISCAL      SALARY       BONUS      COMPENSATION      AWARD(S)       SARS(1)      PAYOUTS
NAME AND PRINCIPAL POSITION            YEAR         ($)         ($)            ($)             ($)           (#)          ($)
----------------------------------  -----------  ---------  -----------  ---------------  -------------  -----------  -----------

Peter Henricsson..................        1999   $  71,000         -0-            -0-             -0-           -0-          -0-
  President and CEO                       1998   $  35,500         -0-            -0-             -0-      75,000/0          -0-
                                          1997         -0-         -0-            -0-             -0-           -0-          -0-


                                        ALL OTHER
                                      COMPENSATION
NAME AND PRINCIPAL POSITION                ($)
----------------------------------  -----------------
Peter Henricsson..................            -0-
  President and CEO                           -0-
                                              -0-

    The Company has no set bonus policy. Bonuses may be awarded by the independent directors of the Board. There is no bonus plan currently under discussion or in place with the Company. The board has established a salary review committee consisting of two independent directors and the Chairman of the board, plus an alternate director where the Chairman's compensation is concerned. This salary review committee will review salaries for all staff. The directors of the company do not receive salaries for being directors but do have options in the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Since the formation of the Company, Peter Henricsson and Lynn Duplessis, directors and executive officers of the Company, have made interest-free loans to the Company to fund its cash needs. During the fiscal year ended June 30, 1997, Mr. Henricsson and Ms. Duplessis paid all of the Company's operating expenses in the amount of $40,100. During the Company's fiscal year ended June 30, 1998, they continued to finance Company operations, by extending loans which ranged from a low of $40,000 to a maximum of $180,000 outstanding at any one time. A portion of these loans was also used to fund the initial payment made to Wasp in connection with the License Agreement. At June 30, 1998, the outstanding amount of the indebtedness of the Company to Mr. Henricsson and Ms. Duplessis was $150,000, and at the end of the first fiscal quarter of fiscal 1999 (September 30, 1998), the amount of the Company's outstanding indebtedness to them was $45,000. The Company repays portions of these loans as and when it has sufficient excess cash to do so. At no time, has interest been charged on the outstanding loans. The above loans were repaid in full in November, 1998.

    In addition, Henricsson and Duplessis have loaned the Company an aggregate of $300,000 in June and July 1999. Interest of 5% will be charged on the outstanding balance of this loan.

    Upon the organization of the Company in 1997, Mr. Henricsson and Ms. Duplessis invested $1,500 and $500, respectively, in consideration of which, the Company issued to them 1,500,000 shares and 500,000 shares of Common Stock, respectively. These investments were made when the Company had no assets and no operations.

    In connection with the Company's offering of Common Stock at US $4.00 per share pursuant to Regulation S under the Securities Act, the Company paid a commission of 5% of the purchase price per share to Mats Jonnerhag, a director of the Company, and Borsinsikt A.B., a company in which Mr. Jonnerhag is a 66% stockholder. Mr. Jonnerhag and Borsinsikt placed a total of 260,000 shares, and together they received a total commission of US$52,000.

                          CHANGE OF CORPORATE NAME TO
                                 CELLPOINT INC.

    The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the name of the Company to CellPoint Inc. The Board of Directors believes that the new name will more accurately reflect the business of the Company and will generate wider name recognition in the business and financial communities.

    The Board of Directors adopted a resolution on August 4, 1999 recommending to the stockholders of the Company that the name of the Company be changed to CellPoint Inc. Accordingly, the Majority Stockholders have informed the Company that it will approve the following resolution on the Consent Date:

    "RESOLVED, that Article I of the Articles of Incorporation of the Company be amended in its entirety to read as follows:

    "Name: The name of the Corporation is CellPoint Inc."

Upon the consent by the Majority Stockholders to the adoption of the foregoing resolution, the Company will make the necessary filing of a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada.


September   , 1999                             TECHNOR INTERNATIONAL, INC.
                                               Peter Henricsson
                                               President and Chief Executive Officer